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                                                                     Exhibit 8.1

October ___, 2002


Levcor International, Inc.
462 Seventh Avenue
New York, New York 10018


Ladies and Gentlemen:


We have acted as counsel to Levcor International, Inc. ("Levcor"), a Delaware corporation, in connection with the proposed merger (the "Merger") of Carlyle Industries, Inc. ("Carlyle"), a Delaware corporation, with and into Levcor pursuant to the Agreement and Plan of Merger dated as of May 24, 2002 between Levcor and Carlyle (the "Merger Agreement"), as described in Levcor's Registration Statement on Form S-4 (the "Registration Statement") being filed with the Securities and Exchange Commission (the "SEC") on the date hereof.
In the Merger, each Carlyle shareholder who does not elect to dissent to the Merger will receive solely one share of Levcor common stock for each five shares of Carlyle common stock held by the shareholder, and one share of a new class of Levcor preferred stock, designated as Series A preferred stock, for each share of Carlyle Series B preferred stock held by the shareholder. This opinion letter is being delivered in connection with the filing of the Registration Statement with the SEC.

We have reviewed the Merger Agreement, the Registration Statement, the Certificates of Levcor and Carlyle setting forth certain customary representations as to certain factual matters relating to Levcor, Carlyle, their respective shareholders and the Merger, as well as such other materials as we have deemed necessary or appropriate as a basis for our opinions. In addition, we have made such investigations of law as we have deemed appropriate as a basis for our opinions.

In our examination, we have assumed, without independent investigation: the legal capacity of all individuals; the genuineness of all signatures; the enforceability of all documents in accordance with their terms; the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies; that the Merger will be duly and validly authorized and approved; that the Merger will be consummated in accordance with the Merger Agreement and the Registration Statement and that none of the terms and conditions contained therein will be waived or modified in any material respect; the accuracy (as of the date hereof and as of the effective date of the Merger (the "Effective Date"), respectively) of all facts, representations, covenants and information set forth in the documents referenced herein; and that the parties to the transaction will report the federal income tax and financial accounting consequences of the Merger consistent with the Merger Agreement, the Registration Statement and the conclusions set forth below.


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Based upon the foregoing, and in reliance thereon, the statements of federal income tax law and legal conclusions contained in the Registration Statement under the caption "THE MERGER - Federal Income Tax Considerations" constitute our opinion.

This opinion letter is delivered in accordance with the requirements of Item 601(b)(8) of Regulation S-K under the Securities Act of 1933, as amended (the "Securities Act"). In rendering this opinion, we are expressing our views only as to the federal income tax laws of the United States of America. Our opinion is based on the Code, Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. Except for the conclusion set forth above, we are expressing no opinion as to any other aspects (tax or legal) of the transactions contemplated by the Registration Statement and the documents referenced herein.

This opinion is furnished to you solely for use in connection with the Merger, and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our written permission. We hereby consent to the use of our name under the caption "THE MERGER - Federal Income Tax Considerations" in the Registration Statement, and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act.


Very truly yours,

KATTEN MUCHIN ZAVIS ROSENMAN

By: /s/ Jill Darrow
    ---------------
         A Partner